Exhibit 10.4

EXHIBIT C-3

Guarantor Security Agreement

SECURITY AGREEMENT

(Guarantors)

SECURITY AGREEMENT, dated as of October 31, 2024 (this “Agreement”), among Cedarview Capital Management, LLC, a Delaware limited liability company (the “Agent” and the “Secured Party”) on behalf of the Lenders under the Loan Agreement (defined below), Vivakor, Inc., a Nevada corporation (the “Borrower”), VivaVentures Management Company, Inc., a Nevada corporation, VivaVentures Oil Sands, Inc., a Utah corporation, Silver Fuels Delhi, LLC, a Louisiana limited liability company, White Claw Colorado City LLC, a Texas limited liability company, VivaVentures Remediation Corporation, a Texas corporation, VivaVentures Energy Group, Inc., a Nevada corporation, Endeavor Crude, LLC, a Texas limited liability company, Meridian Equipment Leasing LLC, a Texas limited liability company and Silver Fuels Processing LLC, a Texas limited liability company (each a “Guarantor” and a “Debtor” and collectively the “Guarantors” and the “Debtors”).

WITNESSETH:

WHEREAS, the Borrower has entered into that certain Loan and Security Agreement, dated as of the date hereof (as it may hereafter be modified, supplemented, extended, or renewed and in effect from time to time, the “Loan Agreement”) by and among the Borrower, the Guarantors, the Agent and the other Lenders party thereto;

WHEREAS, it is a condition to the obligations of the Secured Party and the Lenders under the Loan Agreement that this Agreement be duly executed and delivered;

WHEREAS, each Debtor and Secured Party wish to enter into this Agreement in order to secure the obligations of the Debtor under the Loan Documents (such obligations, together with any obligations of the Debtor under this Agreement, the “Secured Obligations”).

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE XXIII. Definitions. Capitalized terms used but not defined herein shall have the meanings provided therefor in the Loan Agreement.

ARTICLE XXIV. Security Interest.

SECTION 24.1. Each Debtor hereby grants to Secured Party on behalf of the Lenders, as security for the Secured Obligations, a continuing security interest in, lien on and right of set-off against all right, title and interest in, to and under, all of the property and assets currently owned or owing to, or hereafter acquired or arising in favor of such Debtor (unless excepted in the Side Letter, as defined in the Loan Agreement), wherever located, including, but not limited to, all of such Debtor’s present and after-acquired (unless excepted in the Side Letter, as defined in the Loan Agreement), personal property, including, but not limited to, all accounts, deposit accounts, chattel paper, instruments, documents, securities, contract rights, rights to payment of money, receivables, equipment, goods, inventory, investment property, goodwill, general intangibles, intellectual property, patents, patent applications, trademarks, trademark applications, trade names, copyrights, copyright applications, Internet domain names, service marks, trade secrets, know-how, technology, software, hardware, commercial tort claims, furniture, fixtures, warranties and guarantees, as any of the foregoing terms may be defined in the Utah Uniform Commercial Code (the “UCC”), and including any products, proceeds (including insurance proceeds) or income derived therefrom, whether by disposition or otherwise, and the products, proceeds and accessions of any of the foregoing (the “Additional Collateral”).

SECTION 24.2. Each Debtor hereby pledges to Secured Party on behalf of the Lenders, as security for the Secured Obligations, representing a continuing security interest in, lien on and right of set-off against, the deposit accounts held or controlled by such Debtor described in Schedule I hereto, and the products, proceeds and accessions thereof (the “Deposit Accounts”, together with the Additional Collateral, the “Collateral”).

SECTION 24.3. This Agreement secures the payment of all obligations of each Debtor now or hereafter existing under and in connection with the Loan Documents and all Secured Obligations now or hereafter existing under this Agreement. Without limiting the generality of the foregoing, this Agreement additionally secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by each Debtor to the Secured Party and Lenders under and in connection with the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Debtor.

ARTICLE XXV. Delivery of Collateral. Each Debtor agrees that all property comprising part of the Collateral shall be accompanied by proper instruments of assignment duly executed by such Debtor, and by any such other instruments or documents as Secured Party may request. The parties hereto acknowledge and agree that the Secured Party shall file UCC financing statements with the applicable Secretary of State for the Collateral in order to perfect the security interests granted herein.

ARTICLE XXVI. Representations and Agreements of the Debtor. Each Debtor represents and agrees that:Except for (i) the security interest granted hereby, (ii) any restriction on transfer under the federal, state or provincial securities laws and, (iii) any liens or security interests permitted by the Loan Agreement (collectively, the “Permitted Encumbrances”), such Debtor is and will continue to be (or, in the case of after-acquired Collateral, at the time such Debtor acquires rights in such Collateral), the owner and holder of the Collateral, free from any adverse claim, security interest, encumbrance, lien, charge, or other right, title or interest of any person. Each Debtor agrees that at all times the Collateral will be and remain free of all such adverse claims, security interests, or other liens or encumbrances, other than any Permitted Encumbrance. Each Debtor will defend the Collateral against all claims and demands (other than any Permitted Encumbrance) of all persons at any time claiming the same or any interest therein.

SECTION 26.1. Upon the filing of financing statements relating to the Collateral with the applicable Secretary of State of the State (with respect to each Debtor), Secured Party will have a valid and perfected security interest in the Collateral (to the extent a security interest therein may be perfected by the filing of a financing statement).

SECTION 26.2. Except for any financing statements related to any Permitted Encumbrance, each Debtor has not heretofore signed any financing statement or security agreement which covers any of the Collateral, and no such financing statement or security agreement is now on file in any public office. Each Debtor will not enter into or execute any security agreement or any financing statement covering the Collateral, other than those security agreements and financing statements in favor of Secured Party hereunder, and each Debtor agrees that there will not be on file in any public office any financing statement or statements (or any documents or papers filed as such) covering the Collateral, other than financing statements in favor of Secured Party hereunder or related to a Permitted Encumbrance, unless in any case the prior written consent of Secured Party shall have been obtained.

SECTION 26.3. Each Debtor has full legal capacity and lawful authority to enter into this Agreement and to grant to Secured Party the security interest in the Collateral as herein provided and all corporate or other action on the part of such Debtor requisite for the due execution, delivery, and performance of this Agreement has been duly and effectively taken.

SECTION 26.4. The execution, delivery and performance hereof are not in contravention of any agreement or undertaking to which each Debtor is a party or by which such Debtor, or its property, is bound and will not result in the imposition of any security interest or lien on any other property of such Debtor.

SECTION 26.5. Each Debtor’s exact legal name is as set forth in on Schedule II attached hereto.

SECTION 26.6. The state or jurisdiction of incorporation, formation, organization or primary residence as applicable, of each Debtor is as set forth on Schedule II attached hereto.

SECTION 26.7. each Debtor’s chief executive office or primary residence is as set forth on Schedule II attached hereto.

ARTICLE XXVII. Rights of Secured Party and each Debtor Related to Collateral.

SECTION 27.1. To the extent permitted by applicable law, the Secured Party may from time to time following the occurrence of an Event of Default, but subject to the terms herein:

(a) transfer any of the Collateral into the name of the Secured Party or its nominee;

(b) notify parties obligated on any of the Collateral to make payment to Secured Party of any amounts due or to become due thereunder;

(c) enforce collection of any of the Collateral by suit or otherwise; surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligation of any nature of any party with respect thereto; and exercise all other rights of each Debtor in any of the Collateral (including, without limitation, the right to vote or exercise other consensual interests in the Collateral); and/or

(d) take possession or control of any proceeds of the Collateral.

SECTION 27.2. So long as no Event of Default has occurred and is continuing, each Debtor shall have the right to receive all income from or interest on the Collateral, as applicable, other than any such income or interest which would be prohibited by the Loan Agreement (such income or interest distributed by way of a dividend or otherwise shall be promptly delivered to Secured Party to be held as additional Collateral hereunder (such delivery to be in the manner contemplated by Section 3 above)). Upon the occurrence and during the continuance of an Event of Default, if a Debtor receives any income or interest on the Collateral, as applicable, the same shall be held by such Debtor in trust for Secured Party in the same medium in which received, shall not be commingled with any assets of such Debtor and shall be delivered to Secured Party in the form received, properly endorsed to permit collection, not later than the second Business Day following the day of its receipt.

SECTION 27.3. In the event the Secured Party shall pay any taxes, assessments, interests, costs, penalties or expenses incident to or in connection with the collection of the Collateral or protection or enforcement of the Collateral or any security therefor, each Debtor, upon demand of Secured Party, shall pay to Secured Party the full amount thereof with interest thereon from the date demanded by Secured Party until repaid at a rate per annum (based on a 360-day year for the actual number of days involved) equal to fifteen percent (15%).

ARTICLE XXVIII. Further Assurances; Secured Party as Agent. Each Debtor agrees to take such actions and to execute such writings as Secured Party may request (and irrevocably authorizes Secured Party to execute such writings as such Debtor’s agent and attorney-in-fact) to create, preserve, perfect or validate Secured Party’s security interest in the Collateral, or to enable Secured Party to exercise or enforce its rights under this Agreement with respect to the Collateral, including (without limitation) the right to receive, indorse and collect all instruments made payable to such Debtor in respect of the Collateral or any part thereof.

ARTICLE XXIX. Events of Default. The occurrence of any Event of Default pursuant to any of the Loan Documents or a breach by any Debtor of the Secured Obligations, shall constitute an “Event of Default” hereunder.

ARTICLE XXX. Rights and Remedies of Secured Party Upon Default.

SECTION 30.1. Upon the occurrence and continuance of an Event of Default, and to the extent permitted by the UCC and other applicable law:

(a) Secured Party shall have and may exercise with reference to the Collateral and the Secured Obligations any or all of the rights and remedies of a secured party under the UCC, and as otherwise granted herein or under any other applicable law or any other agreement now or hereafter in effect executed by the Debtors, including, without limitation, the right and power to sell, at public or private sale or sales, or otherwise dispose of, or otherwise utilize the Collateral and any part or parts thereof in any manner authorized or permitted under the UCC or any other applicable law after default by a debtor, and to apply the proceeds in accordance with Section 9 hereof. Without limiting the foregoing, Secured Party shall have the right to take possession of all or any part of the Collateral and of all books, records, papers and documents of any Debtor or in the possession of any Debtor or control relating to the Collateral which are not already in Secured Party’s possession. In addition, if permitted by applicable law, Secured Party will be entitled to appoint any Person as receiver or receiver and manager (a “Receiver”) of all or any part of the Collateral in which any Debtor has an interest, and any Receiver so appointed will have all the rights and remedies of Secured Party (except the right to appoint a Receiver). To the extent permitted by law, each Debtor expressly waives any notice of sale or other disposition of the Collateral and all other rights or remedies of such Debtor or formalities prescribed by law relative to sale or disposition of the Collateral or exercise of any other right or remedy of Secured Party existing after default hereunder; and to the extent any such notice is required and cannot be waived, each Debtor agrees that if such notice is given in the manner provided in Section 13 hereof at least five (5) days before the time of the sale or disposition, such notice shall be deemed reasonable and shall fully satisfy any requirement for giving of said notice. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale.

(b) All rights to marshalling of assets of each Debtor, including any such right with respect to the Collateral are hereby waived by such Debtor.

(c) All recitals in any instrument of assignment or any other instrument executed by Secured Party incident to sale, lease, transfer, assignment or other disposition, lease or utilization of the Collateral or any part thereof under this Section 8(a) shall be full proof of the matters stated therein and no other proof shall be requisite to establish full legal propriety of the sale or other action taken by Secured Party or of any fact, condition or thing incident thereto and all prerequisites of such sale or other action or of any fact, condition or thing incident thereto shall be presumed conclusively to have been performed or to have occurred.

SECTION 30.2. EACH DEBTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS SECURED PARTY AS ATTORNEY-IN-FACT OF SUCH DEBTOR WITH RESPECT TO THE COLLATERAL SOLELY DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, GIVING THE SECURED PARTY (I) THE RIGHT TO TRANSFER AND REGISTER IN ITS NAME OR IN THE NAME OF ITS NOMINEE THE WHOLE OR ANY PART OF THE COLLATERAL, (II) THE RIGHT TO RECEIVE AND COLLECT ANY PAYMENT IN RESPECT OF OR IN EXCHANGE FOR THE COLLATERAL OR ANY PORTION THEREOF, TO GIVE FULL DISCHARGE FOR THE SAME AND TO INDORSE ANY INSTRUMENT MADE PAYABLE TO SUCH DEBTOR FOR SAME, (III) THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF THE COLLATERAL WOULD BE ENTITLED, AND (IV) THE RIGHT TO TAKE ANY ACTION AND TO EXECUTE ANY INSTRUMENT WHICH AGENT MAY DEEM NECESSARY OR ADVISABLE TO ACCOMPLISH THE PURPOSES OF THIS AGREEMENT. THE APPOINTMENT OF SECURED PARTY AS ATTORNEY-IN-FACT IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE TERMINATION OF THIS AGREEMENT.

SECTION 30.3. Secured Party shall never be under any obligation to collect, attempt to collect, protect or enforce the Collateral, which such Debtor agrees and undertakes to do at its expense, but Secured Party may do so in its discretion at any time after the occurrence of an Event of Default. All expenses (including, without limitation, attorneys’ fees and expenses) incurred or paid by Secured Party in connection with or incident to any such collection or attempt to collect the Collateral or actions to protect or enforce the Collateral shall be borne by the Debtor or reimbursed by the Debtor to Secured Party upon demand.

SECTION 30.4. The Secured Party will act in good faith and in a commercially reasonable manner in the exercise of any of its rights and remedies hereunder.

ARTICLE XXXI. Application of Proceeds. In the event Secured Party sells or otherwise disposes of the Collateral in the course of exercising the remedies provided for in this Agreement, any amounts held, realized or received by Secured Party pursuant to the provisions hereof, including the proceeds of the sale of any of the Collateral or any part thereof, shall be applied by Secured Party first toward the payment of any costs and expenses incurred by Secured Party in enforcing this Agreement, in realizing on or protecting any Collateral and in enforcing or collecting any Secured Obligations or any guaranty thereof, including, without limitation, the actual attorneys’ fees and expenses incurred by Secured Party, all of which costs and expenses the Debtor agrees to pay, and then to such other Secured Obligations in such order as Secured Party may elect. Any amounts and any Collateral remaining after such application and after payment to Secured Party of satisfaction of all of the Secured Obligations in full shall be paid or delivered to the Debtor, its successor or assigns, or as a court of competent jurisdiction may direct.

ARTICLE XXXII.

ARTICLE XXXIII.

ARTICLE XXXIV.

ARTICLE XXXV.

ARTICLE XXXVI. Care of Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Secured Party accords its own property, it being understood that Secured Party shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral. Prior to an Event of Default, Secured Party agrees to follow the Debtors’ reasonable instructions in connection with any action with respect to the Collateral, provided that such action is not prohibited hereby and such action would not impair the value or liquidity of the Collateral (or the relationship between the Collateral and the Secured Obligations).

ARTICLE XXXVII. Termination. This Agreement and the security interest created hereunder shall terminate upon such date on which all the Secured Obligations have been paid in full. Upon termination hereof, Secured Party shall execute and deliver (and file all instruments, terminations, and certificates) to each Debtor all documents which such Debtor shall reasonably request to evidence termination of such security interest and shall return physical possession of any Collateral then held by Secured Party to such Debtor; provided, however, that all indemnities of each Debtor contained in this Agreement shall survive, and remain in full force and effect regardless of the termination of the security interest or this Agreement. Notwithstanding the foregoing, this Agreement and the security interest granted hereunder shall be reinstated if at any time any payment or delivery pursuant to an Obligation, in whole or in part, is rescinded or must otherwise be returned by Secured Party under the application of the Bankruptcy Code or any other Debtor Law, all as though such payment or delivery had not been made.

ARTICLE XXXVIII. Additional Information. Each Debtor agrees to furnish Secured Party from time to time with such additional information and copies of such documents relating to this Agreement and the Collateral, as Secured Party may reasonably request.

ARTICLE XXXIX. Notices. Any communication, notice or demand to be given hereunder shall be given in accordance with the Loan Agreement.

ARTICLE XL. Indemnity and Expenses. Each Debtor agrees to indemnify Secured Party from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of any rights under this Agreement, and any claims or demands of any persons at any time claiming the Collateral or any interest therein), except claims, losses or liabilities resulting from Secured Party’s gross negligence or willful misconduct. Each Debtor agrees to pay on demand all out-of-pocket expenses (including the reasonable fees and expenses of Secured Party’s legal counsel, experts and agents) in any way relating to the monitoring, administration, enforcement or protection of the rights of Secured Party hereunder.

ARTICLE XLI. No Waiver; Cumulative Rights. No failure on the part of Secured Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Secured Party of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy and power hereby granted to Secured Party or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by Secured Party from time to time.

ARTICLE XLII. Applicable Law. Except to the extent that the laws of a particular province provide that its laws apply to the validity of security interests in particular collateral, this Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of Utah applicable to contracts made and to be performed entirely within such state without regards to the conflict of laws principles thereof other than mandatory provisions of law.

ARTICLE XLIII. Assignment; Binding Effect; Benefit. The rights and obligations of the parties under this Agreement are not assignable without the prior written consent of the other parties, except that Secured Party may assign all or any of its rights and benefits hereunder, and may delegate all or any of its obligations or liabilities (whether by assignment, merger, liquidation or otherwise), and upon any such assignment, Secured Party’s rights, benefits, obligations and liabilities shall automatically cease. Subject to the immediately preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.1

ARTICLE XLIV. Third Party Rights. Any obligations or rights of any Debtor or the Secured Party of any nature under the terms of this Agreement will not be construed to confer any right or benefit upon any unrelated third-party (individual or entity) that is not party to this Agreement, including, without limitation, any third-party creditor of any Debtor or the Secured Party.

ARTICLE XLV. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

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[1]	NTD—Fix section formatting prior to execution.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

SECURED PARTY:

CEDARVIEW CAPITAL MANAGEMENT, LLC,
a Delaware limited liability company

By:
Name:	Burton Weinstein
Title:	Manager

[Signature Page(s) to Security Agreement – Guarantors of Vivakor, Inc.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

DEBTORS:

VIVAVENTURES MANAGEMENT COMPANY, INC., a Nevada corporation

By:
Name:	James Ballengee
Title:	Chairman, President, & CEO

VIVAVENTURES OIL SANDS, INC.,
a Utah corporation

By:
Name:	James Ballengee
Title:	Chairman, President, & CEO

SILVER FUELS DELHI, LLC,
a Louisiana limited liability company

By: VIVAKOR ADMINISTRATION, LLC,
a Texas limited liability company,
its Manager

By:
Name:	James Ballengee
Title:	Chairman, President, & CEO

WHITE CLAW COLORADO CITY LLC, a Texas limited liability company

By: VIVAKOR ADMINISTRATION, LLC,
a Texas limited liability company,
its Manager

By:
Name:	James Ballengee
Title:	Chairman, President, & CEO

[Signature Page(s) to Security Agreement – Guarantors of Vivakor, Inc.]

VIVAVENTURES REMEDIATION CORPORATION, a Texas corporation

By:
Name:	James Ballengee
Title:	Chairman, President, & CEO

VIVAVENTURES ENERGY GROUP, INC.,
a Nevada corporation

By:
Name:	James Ballengee
Title:	Chairman, President, & CEO

ENDEAVOR CRUDE, LLC,
a Texas limited liability

By: VIVAKOR ADMINISTRATION, LLC,
a Texas limited liability company,
its Manager

By:
Name:	James Ballengee
Title:	Chairman, President, & CEO

MERIDIAN EQUIPMENT LEASING LLC,
a Texas limited liability company

By: VIVAKOR ADMINISTRATION, LLC,
a Texas limited liability company,
its Manager

By:
Name:	James Ballengee
Title:	Chairman, President, & CEO

[Signature Page(s) to Security Agreement – Guarantors of Vivakor, Inc.]

SILVER FUELS PROCESSING LLC,
a Texas limited liability company

By: VIVAKOR ADMINISTRATION, LLC,
a Texas limited liability company,
its Manager

By:
Name:	James Ballengee
Title:	Chairman, President, & CEO

[Signature Page(s) to Security Agreement – Guarantors of Vivakor, Inc.]

SCHEDULE I

DEPOSIT ACCOUNTS

Guarantor	Name of Bank	Type of Account	Account Numbers
RPC Design & Manufacturing LLC	US Bank	Checking	157529257543
Vivakor, Inc.	US Bank	Checking	157529257535
Vivakor, Inc.	Business First Bank	Checking	80030345322
Vivaventures Remediation Corporation	Business First Bank	Checking	80030365560
White Claw Colorado City LLC	Business First Bank	Checking	80030219221
Silver Fuels Delhi, LLC	Business First Bank	Checking	80030064159
Endeavor Crude, LLC
Meridian Equipment Leasing LLC
Silver Fuels Processing LLC

SCHEDULE II

DEBTOR INFORMATION

Debtor’s Legal Name	Debtor’s State of Formation or State of Primary Residence	Debtor’s Chief Executive Office or Primary Residence
VivaVentures Management Company, Inc.	Nevada	5220 Spring Valley, Suite 500 Dallas, Texas 75254
VivaVentures Oil Sands, Inc.	Utah	5220 Spring Valley, Suite 500 Dallas, Texas 75254
Silver Fuels Delhi, LLC	Louisiana	5220 Spring Valley, Suite 500 Dallas, Texas 75254
White Claw Colorado City LLC	Texas	5220 Spring Valley, Suite 500 Dallas, Texas 75254
Vivaventures Remediation Corporation	Texas	5220 Spring Valley, Suite 500 Dallas, Texas 75254
VivaVentures Energy Group, Inc.	Nevada	5220 Spring Valley, Suite 500 Dallas, Texas 75254
Endeavor Crude, LLC	Texas	5220 Spring Valley, Suite 500 Dallas, Texas 75254
Meridian Equipment Leasing LLC	Texas	5220 Spring Valley, Suite 500 Dallas, Texas 75254
Silver Fuels Processing LLC	Texas	5220 Spring Valley, Suite 500 Dallas, Texas 75254